UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

TripBorn, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-210821 (Commission File Number)	27-2447426 (IRS Employer Identification No.)

812 Venus Atlantis Corporate Park Near Prahalad Nagar Garden,

Satellite, Ahmedabad, India 380015
(Address of Principal Executive Offices) (Zip Code)

(91) 79 4019194
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Transfer Agreement

On April 22, 2019, TripBorn, Inc. (the “Company”) entered into a Share Transfer Agreement (the “Agreement”) with PRAMA Hotels and Resorts Limited (“PRAMA”) and the shareholders of PRAMA (the “Sellers”). PRAMA is engaged in the business of owning and promoting businesses for operating and managing hotels and food and beverage services in India and nearby markets located in the Indian subcontinent.

Under the Agreement, the Sellers have agreed to sell, and the Company has agreed to acquire, all of the outstanding shares of PRAMA (the “PRAMA Shares”) for consideration consisting of a combination of cash and shares of the Company.

The transfer of the PRAMA Shares to the Company is expected to occur in stages. The first part of the acquisition is expected to occur on or before April 25, 2019, with 51% of the PRAMA Shares being transferred to the Company in exchange for $1,400,000 cash and 2,632,653 shares of the Company, representing approximately 2.7 % of the issued and outstanding shares of the Company. The transfer of the remaining 49% of the PRAMA Shares is expected to occur later in 2019, subject to final negotiation and confirmation of the consideration to be paid by the Company for such PRAMA Shares.

The closing of the transactions contemplated by the Agreement is subject to the satisfaction of certain closing conditions, including a requirement that the Company demonstrate the availability of funds sufficient to satisfy the operating and statutory liabilities of PRAMA. There can be no assurance that these closing conditions will be satisfied.

The Agreement is governed by the laws of India.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference. The Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the parties, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the transactions contemplated by the Agreement. The Agreement and this summary should not be relied upon as disclosure about the parties.

Demand Promissory Note

On April 22, 2019 (the “Effective Date”), the Company entered into a Demand Promissory Note (the “New Note”) with Arna Global, LLC, as Lender (“Arna”). Arna is wholly owned by the Company’s President, Chief Executive Officer and director, Deepak Sharma. Arna is a significant stockholder of the Company, and is the holder of $956,000 in aggregate principal amount of the Company’s 10% convertible notes.

The aggregate principal amount of the New Note is $300,000. It bears interest at a rate of 10% per annum, with interest only payable on each monthly anniversary of the Effective Date. The New Note matures automatically on the first anniversary of the Effective Date or on demand with not less than seven days prior written notice anytime following the third monthly anniversary of the Effective Date.

Prior to the first anniversary of the Effective Date, any prepayment of the New Note is subject to a prepayment fee equal to the amount of additional interest that would have been payable to Arna if the Company had held the New Note until the first anniversary of the Effective Date.

The New Note places certain restrictions upon the Company’s ability to sell or otherwise dispose of any of its material assets other than in the ordinary course of business or to make material changes to the nature of its business. The New Note contains customary events of default (including payment defaults, change of control, breach of representations and covenants, and insolvency). The occurrence of an event of default under the New Note that remains uncured for thirty days would require the Company to pay a fee to Arna equal to 5% of the original principal amount and cause the interest rate to increase by an additional 5% per annum.

The foregoing description of the New Note and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Note, a copy of which is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.

Convertible Notes Amendments

On April 22, 2019, the Company entered into amendments with each of the holders of its 10% convertible notes pursuant to a Loan Extension Agreement (the “Convertible Notes Amendments”). The holders of the 10% convertible notes are Arna, in an aggregate principal amount of $956,000, and Messrs. Deepak Sharma and Sachin Mandloi, in aggregate principal amounts of $156,407 and $38,076, respectively. As described above, the Company has certain other existing relationships with Arna. Mr. Sharma is the Company’s President, Chief Executive Officer and director and is the sole owner of Arna, which is a significant stockholder of the Company. Mr. Mandloi is the Company’s Vice President, a director and a significant stockholder of the Company.

The Convertible Notes Amendments extend the maturity dates of each of the 10% convertible notes for one year, from March 7, 2019 to March 7, 2020.

The foregoing description of the Convertible Notes Amendments and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertible Notes Amendments, the form of which is attached hereto as Exhibit 4.2 and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the New Note under the heading “Demand Promissory Note” described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The description of the Agreement under the heading “Share Transfer Agreement” described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of the Company issued in exchange for the PRAMA Shares pursuant to the Agreement will be issued in reliance on exemptions from the registration requirements of the Securities Act for transactions not involving a public offering pursuant to Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

2.1	Share Transfer Agreement dated April 22, 2019 between the Company, PRAMA and the Sellers.*

4.1	Demand Promissory Note dated April 22, 2019 between the Company and Arna.

4.2	Form of Convertible Notes Amendment.

*The schedules to the Share Transfer Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2019	TRIPBORN, INC.

	By:	/s/ Deepak Sharma

Name:	Deepak Sharma
Title:	President and Chief Executive Officer